SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: November 22, 2000
                        (Date of earliest event reported)

                                  MORLEX, INC.
             (Exact name of registrant as specified in its charter)

Colorado                            33-6505D                       84-1028977
(State or other                   (Commission                   (IRS Employer
Jurisdiction of                   File Number)                 Identification
Incorporation)                                                        Number)

999 Walt Whitman Road, 3rd Floor, Melville, NY                 11747
(Address of principal executive offices)                       (Zip Code)

P.O. Box 3755, Englewood, CO                                   80155
(Former address of principal executive offices)                (Former Zip Code)

(631) 421-3600
(Registrant's Telephone Number Including Area Code)

(303) 699-8784
(Registrant's Former Telephone Number Including Area Code)


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Item 4.  Changes in Registrant's Certifying Accountant.

(a)(1)(i) On November 22, 2000 Scott & Guilfoyle ("S&G") submitted their resignation as the Registrant's independent accountant, to be effective November 22, 2000.

(a)(1)(ii) The reports of S&G on the Registrant's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(a)(1)(iii) This change in accountants was not recommended or approved by the Registrant's board of directors or an audit or similar committee.

(a)(1)(iv) During the Registrant's two most recent fiscal years and the subsequent interim period there were no disagreements with S&G on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of S&G would have caused S&G to make reference to the matter in its report.

(a)(2) On December 18, 2000 the Registrant engaged Lazar Levine & Felix LLP ("LL&F") as its independent auditors for its fiscal year ending December 31, 2000. During the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging LL&F the Registrant (or someone on its behalf) did not consult LL&F regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) under Regulation S-B or a reportable event.

(a)(3) The Registrant has requested S&G to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated February 6, 2001, is filed as Exhibit 16 to this Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2001                            MORLEX, INC.

                                                  By:/s/ Lawrence Kaplan
                                                     ---------------------------
                                                  Lawrence Kaplan, President

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                                  EXHIBIT INDEX

Exhibit number       Description
--------------       -----------

      16             Accountant's letter